EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Adams Golf, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 (File No. 333-112622) of our reports dated March 9, 2010 on our audit of the consolidated financial statements and financial statement schedule of Adams Golf, Inc. and Subsidiaries as of December 31, 2009, which report are included in the December 31, 2009 Annual Report on Form 10-K of Adams Golf, Inc.

/s/ BKD, LLP
Dallas, Texas
March 9, 2010